Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 18, 2009, with respect to the consolidated financial statements, schedule and internal control over financial reporting included in the Annual Report of Cenveo, Inc. and Subsidiaries on Form 10-K for the fiscal year ended January 3, 2009.  We hereby consent to the incorporation by reference of said reports in Registration Statement Nos. 333-153447, 333-61467, 333-118861, 333-74490 and 333-26743 on Form S-8 and Registration Statement Nos. 333-74065, 333-39013 and 333-36337 on Form S-3.

/s/ GRANT THORNTON LLP

Melville, New York
March 18, 2009